EXHIBIT 99.2

Unaudited pro forma financial data

The following unaudited pro forma condensed combined financial data set forth below as of September 30, 2003 and for the year ended December 31, 2002 and the nine months ended September 30, 2003, gives effect to the consummation of the Verizon Media acquisition and this offering as if they had occurred on September 30, 2003, with respect to the unaudited pro forma condensed combined balance sheet, and on January 1, 2002, with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively. The pro forma information gives effect to the Verizon Media acquisition under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements and the related notes of Knology and the Verizon Media businesses included elsewhere in this prospectus. These unaudited pro forma condensed combined financial statements are based on preliminary estimates of purchase price allocations, do not reflect any direct costs or potential savings which may result from the Verizon Media acquisition, and are not necessarily indicative of the results that would actually have occurred had the transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. We do not currently anticipate that the final purchase price allocation will be materially different from our preliminary estimates.

The unaudited pro forma condensed combined financial statements have been prepared by us. Verizon and Verizon Media disclaim any liability with respect to these financial statements, the prospectus or the offering contemplated by the prospectus.

Unaudited pro forma financial data

Unaudited pro forma condensed combined balance sheet	As of September 30, 2003
	Knology	Verizon Media businesses	Adjustments		Pro forma condensed combined

	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$33,454	$—	$38,074	(a)	$71,528
Accounts receivable, net	14,892	2,409	—		17,301
Affiliate receivable	101	—	—		101
Prepaid expenses and other	2,109	5,642	(5,642	)(b)	2,109

Total current assets	50,556	8,051	32,432		91,039

Property, plant and equipment, net	325,080	14,606	8,394	(c)	348,080
Investments	174	—	—		174
Intangible and other assets, net	41,768	—	—		41,768
Deferred taxes	—	32,293	(32,293	)(b)	—

Total assets	$417,578	$54,950	$8,533		$481,061

Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$3,598	$—	$—		$3,598
Accounts payable	13,788	1,379	—		15,167
Accrued liabilities	8,047	5,114	—		13,161
Unearned revenue	9,630	1,490	—		11,120

Total current liabilities	35,063	7,983	—		43,046

Noncurrent liabilities:
Notes payable	47,793	4,999	(4,999	)(d)	47,793
Deferred employee benefits	—	3,116	(3,116	)(d)	—
Unamortized investment tax credits	57	—	—		57
Senior notes, including accrued interest	218,096	—	—		218,096
Warrants	1,861	—	7,500	(j)	9,361

Total noncurrent liabilities	267,807	8,115	(615)		275,307

Total liabilities	302,870	16,098	(615)		318,353

Stockholders’ equity
Convertible preferred stock	1,550	—	(1,550	)(e)	—
Common stock	5	—	223	(e)	228
Additional paid-in capital	494,389	—	49,327	(a)(e)	543,716
Accumulated deficit/net parent funding	(381,236)	38,852	(38,852	) (f)	(381,236)

Total stockholders’ equity	114,708	38,852	9,148		162,708

Total liabilities and stockholders’ equity	$417,578	$54,950	$8,533		$481,061

See notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma financial data

Unaudited pro forma condensed combined statement of operations	Year ended December 31, 2002
	Knology	Verizon Media businesses	Adjustments		Pro forma condensed combined

	(dollars in thousands, except per share data)
Revenues	$141,866	$35,055	$—		$176,921
Operating expenses:
Costs and expenses, excluding depreciation and amortization	120,844	42,235	—		163,079
Depreciation and amortization	80,533	8,590	(5,715	)(g)	83,408
Restructuring expenses and non-cash gains and charges, net	(92,750)	—	—		(92,750)
Litigation fees	1,244	—	—		1,244
Allocated parent company expenses	—	6,696	—		6,696

	109,871	57,521	(5,715)		161,677

Operating income (loss)	31,995	(22,466)	5,715		15,244
Other income (expense):
Interest income	395	—	—		395
Interest expense	(36,266)	(384)	384	(h)	(36,266)
Interest expense—parent	—	(3,311)	3,311	(h)	—
Gain on adjustment of warrants to market	2,865	—	—		2,865
Other expense, net	(321)	—	—		(321)

	(33,327)	(3,695)	3,695		(33,327)

Loss before income taxes and cumulative effect of change in accounting principle	(1,332)	(26,161)	9,410		(18,083)
Income tax benefit	—	9,157	(9,157	)(i)	—

Loss before cumulative effect of change in accounting principle	(1,332)	(17,004)	253		(18,083)
Cumulative effect of change in accounting principle	(1,294)	—	—		(1,294)

Net income (loss)	$(2,626)	$(17,004)	$253		$(19,377)

Basic and diluted net loss per share	$(52.20)				$(1.43)

Basic and diluted weighted average shares outstanding	50,304				13,507,785

See notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma financial data

Unaudited pro forma condensed combined statement of operations	Nine months ended September 30, 2003
	Knology	Verizon Media businesses	Adjustments		Pro forma condensed combined

	(dollars in thousands, except per share data)
Revenues	$127,289	$24,899	$—		$152,188
Operating expenses:
Costs and expenses, excluding depreciation and amortization	103,574	28,874	—		132,448
Depreciation and amortization	58,922	5,254	(3,097	)(g)	61,079
Restructuring expenses and non-cash gains and charges, net	1,466	27,135	—		28,601
Litigation fees	907	—	—		907
Allocated parent company expenses	—	5,238	—		5,238

	164,869	66,501	(3,097)		228,273

Operating income (loss)	(37,580)	(41,602)	3,097		(76,085)
Other income (expense):
Interest income	281	—	—		281
Interest expense	(21,572)	(288)	288	(h)	(21,572)
Interest expense—parent	—	(2,510)	2,510	(h)	—
Other expense, net	(12,299)	—	—		(12,299)

	(33,590)	(2,798)	2,798		(33,590)

Loss before income taxes	(71,170)	(44,400)	5,895		(109,675)
Income tax benefit	—	15,540	(15,540	)(i)	—

Net loss	$(71,170)	$(28,860)	$(9,645)		$(109,675)

Basic and diluted net loss per share	$(1,405.91)				$(6.32)

Basic and diluted weighted average shares outstanding	50,622				17,360,961

See notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma financial data

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands)

Pursuant to an asset purchase agreement, dated July 15, 2003, we agreed to acquire substantially all of the assets of, and to assume certain liabilities associated with, the Verizon Media businesses for $15.0 million in cash, subject to certain adjustments. In addition, we have agreed to issue to a prior prospective purchaser a warrant to purchase one million shares of our common stock at the public offering price in this offering for release of its exclusivity rights.

The unaudited pro forma condensed financial data has been prepared assuming that the Verizon Media acquisition will be accounted for under the purchase method and is based on our historical consolidated financial statements and those of the Verizon Media businesses.

The pro forma adjustments represent management’s best estimate based on available information at this time. Actual adjustments will differ from those reflected in the unaudited pro forma condensed financial data.

The unaudited pro forma condensed financial data should be read in conjunction with our historical consolidated financial statements and the related notes thereto and those of the Verizon Media businesses included elsewhere in this prospectus.

(a)	Represents cash transactions as follows:

Net proceeds from public offering of common stock	$ 48,000
Acquisition of Verizon Media businesses	(9,926)

Net cash adjustment	$ 38,074

(b)	Reflects the elimination of current and non-current income tax related assets that are excluded from the terms of the asset purchase agreement.

(c)	This adjustment reflects the purchase price allocation for the Verizon Media acquisition as follows:

Cash purchase price	$15,000
Accounts receivable working capital adjustment	2,409
Current liability working capital adjustment	(7,983)

Net cash paid to Verizon Media	9,426
Transaction costs	500
Pro forma value of warrants issued in connection with the acquisition	7,500
Liabilities assumed	7,983

Total purchase price	$25,409

Accounts receivable purchased	$2,409
Allocation to property, plant and equipment acquired	23,000

Total purchase price	$25,409

Verizon Media September 30, 2003 property, plant and equipment	$(14,606)
Allocation to property, plant and equipment per above	23,000

Adjustment to increase carrying value of Verizon Media property, plant and equipment	$8,394

(d)	Reflects the elimination of liabilities that are not assumed in the Verizon Media acquisition.

Unaudited pro forma financial data

(e)	Reflects the conversion of our Series A, B, C, D and E preferred stock into common stock and non-voting common stock, as applicable, and a one-for-10 reverse split of our common stock and non-voting common stock.

(f)	Reflects the elimination of Verizon Media equity assuming consummation of the acquisition accounted for under the purchase method of accounting.

(g)	Represents an adjustment to depreciation expense due to a change in the carrying value of property, plant and equipment resulting from the purchase price allocation and an asset impairment recorded by Verizon Media as of June 30, 2003 (see Note 2 of the Notes to Combined Financial Statements of The Pinellas County, Florida and Cerritos, California Unincorporated Divisions of Verizon Media Ventures Inc.).

(h)	Reflects the elimination of Verizon Media interest expense which would not be incurred assuming the acquisition is effective at the beginning of the period presented.

(i)	Reflects the elimination of the Verizon Media income tax (provision)/benefit which would not have been realized by us subsequent to the acquisition.

(j)	Reflects the issuance of a warrant to purchase one million shares of our common stock in connection with the Verizon Media acquisition valued at $7,500.